DYADIC INTERNATIONAL, INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 24th of March, 2004 by and among DYADIC INTERNATIONAL, INC., a Florida corporation (the “Company”), the Mark A. Emalfarb Trust U/A/D October 1, 1987 (“MAE Trust”), the Francisco Trust U/A/D February 28, 1996 (“Francisco Trust” and together with MAE Trust, collectively and individually, the “Controlling Investors”), those Persons who acquired “Common Shares” prior to the date hereof and whose names either appear on the signature page to this Agreement or subsequently executed a Joinder Agreement (such Persons, together with the Controlling Investors, being hereinafter referred to as the “Existing Common Stockholders”) and the Third Round Investors. The Existing Common Stockholders, the Third Round Investors and their Permitted Transferees who execute and deliver Adoption Agreements to the Company are sometimes collectively referred to as the “Investors” and individually as an “Investor.” The Company and the Investors are sometimes collectively referred to as the “Parties” and individually as a “Party.” Certain capitalized terms used in this Agreement are defined in the Glossary contained in Article I hereof.

RECITALS

A.  Pursuant to the Amended and Restated Articles of Incorporation of the Company filed with the Florida Department of State on March 24, 2004 (the “Articles of Incorporation”) the Company is authorized to issue (i) 100,000,000 shares of Common Stock, no par value per share (as more fully defined in Article I hereof, “Common Shares”) and (ii) 50,000,000 shares of Preferred Stock, no par value per share, of which 3,111,110 shares of Preferred Stock have been designated as “Series A Preferred Stock” (the “Series A Shares”) and 2,222,222 shares of Preferred Stock have been designated as “Series B Preferred Stock” (the “Series B Shares”).

B.  As of the date hereof, the issued and outstanding capital of the Company consists of (i) 10,807,668 Common Shares, (ii) 2,222,222 Series A Shares, (iii) warrants to purchase 1,500,000 Common Shares (the “Warrants”), (iv) options to purchase 550,200 Common Shares, all but 65,000 of which were granted to employees and consultants under the Dyadic International, Inc. 2001 Equity Compensation Plan and (v) Subordinated Promissory Notes dated May 30, 2001 payable to the order of the Controlling Investors in the aggregate principal amount of $1,415,604 which are convertible into Common Shares at fair market value on the date of conversion (the “Subordinated Promissory Notes”).

C.  The Board believes it to be in the best interests of the Company to raise additional equity capital by means of the conduct of a private placement offering (the “Third Round Offering” or the “Third Round”) of investment units (“Units”) comprised of (i) two (2) Common Shares and (ii) one (1) Series B Share at a price of $10.00 per Unit ($4.6625 per Common Share and $0.675 per Series B Share) to Existing Common Stockholders, private equity funds, institutional investors and other accredited investors with prior experience with investments in early stage companies.

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D.  The Company intends to commence the Third Round Offering in the very near future, and to accept subscriptions for Units from Third Round Investors upon the condition that each such Third Round Investor execute and deliver to the Company a Subscription and Adoption Agreement (a “Subscription Agreement”), the terms of which will expressly provide that by such Third Round Investor’s execution and delivery of the Subscription Agreement, such Third Round Investor will adopt and become a Party to this Agreement.

E.  The first closing (the “First Closing”) of the Third Round Offering is contingent upon the sale of not less than 200,000 Units, provided that the Company may have multiple closings before the completion of the Third Round Offering.

F.  In connection with the Third Round Offering: (i) the Company intends to redeem all of the issued and outstanding Series A Shares concurrently with the First Closing for an aggregate purchase price of $1,500,000 (the “Redemption”); (ii) all Series B Shares issued in the Third Round Offering shall be automatically converted (on a one-for-one basis) into Common Shares immediately following the First Closing (the “Automatic Conversion”); and, (iii) the Controlling Investors have agreed to enter into amendments to the Subordinated Promissory Notes providing that, if the First Closing occurs, the respective due dates of such notes shall be extended to January 1, 2005.

G.  The Company and the Existing Common Stockholders who are parties hereto on the date hereof have agreed that, in order to successfully conduct the Third Round Offering, it is in their mutual best interests that this Agreement be executed and delivered by the Company and the Existing Common Stockholders, and adopted by the Third Round Investors.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and of the mutual covenants and promises herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the Parties have agreed as follows:

ARTICLE I
DEFINITIONS

Capitalized terms not otherwise defined in this Agreement shall have the following meanings:

“Affiliate” means: (a) with respect to an Investor who is a natural person, the spouse of that Investor, any other Person that would qualify as a Permitted Transferee of that Investor and any entity controlled by that Investor; (b) with respect to the Company and any Investor who is not a natural person other than a trust, any Person controlled by, controlling or under the common control of the Company or such Investor, as the case maybe, the term “control” for these purposes meaning the power to direct the business affairs of the controlled Person; and (c) with respect to any Investor which is a trust, any Trustee or beneficiary thereof, and any spouse or parent of any such beneficiary.

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“Approved Sale” means the sale or disposition of a con-trolling interest in the Company or of all or substantially all of the Company’s assets and business to an independent third party in an arm’s-length transaction approved by the Board and the holders of a majority of the Company’s Voting Securities, whether by sale of assets, merger, consolidation, share exchange, recapitalization or other business combination or the sale and transfer and/or the issuance and sale of Securities representing a majority of the Voting Securities of the Company, provided that:

  (i)  upon the consummation of the Approved Sale, treating any issued and outstanding shares of preferred stock of the Company enjoying a right to convert to Common Shares on an as-if-converted basis, all of the holders of Common Shares will receive the same form and amount of consideration per Common Share, or if any holders of Common Shares are given an option as to the form and amount of consideration to be received, all holders of Common Shares will be given the same option; and

 (ii)  all holders of rights to acquire Common Shares will be given the opportunity to either (A) exercise such rights prior to the consummation of an Approved Sale and participate in such sale as holders Common Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (X) the same amount of consideration per Common Share received by the holders Common Shares in connection with the Approved Sale less the exercise price (per Common Share) of such rights to acquire Common Shares by (Y) the number of Common Shares represented by such rights.

“Board” means the duly elected board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” or “Shares of Common Stock” means the shares of Common Stock of the Company, no par value per share. For purposes of this Agreement, any Investor will be deemed to own, in addition to any Common Shares such Investor actually owns, any Common Shares issuable upon the conversion or exercise of any other Securities owned by such Investor and such Securities shall be deemed to represent such Common Shares.

“Competitor” means any Person engaged in any business which is competitive with any line of business in which the Company is engaged on the date of determination.

“Controlling Investors’ Group” means the Controlling Investors and their Permitted Transferees.

“Controlling Investors’ Group Shares” means: (i) the 9,750,000 Common Shares owned by the Controlling Investors’ Group on the date hereof; (ii) the Common Shares then issuable upon the conversion of the Subordinated Promissory Notes or the exercise of any Warrants; (iii) any Common Shares then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other Securities which were issued as, a dividend or other distribution with respect to or in replacement of other Controlling Investors’ Group Shares; and (iv) any Common Shares then issuable directly or indirectly upon the conversion or exercise of other Securities which were issued as a dividend or other distribution with respect to or in replacement of other Controlling Investors’ Group Shares.

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“Disposition” means any sale, transfer or other disposition, whether by sale, assignment, exchange, pledge, gift, will, intestate succession or other means, of any Securities by any Investor.

“Emalfarb” means Mark A. Emalfarb.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Florida Act” means the Florida Business Corporation Act, as amended.

“GAAP” means generally accepted accounting principles.

“Independent Director” means a natural person who is: (i) an individual who either possesses substantial experience in the industry in which the Company transacts business or is otherwise suitably qualified to make a contribution to the deliberative competence of the Board; and (ii) neither (A) an employee or officer of the Company or (B) a partner, stockholder, officer, director, employee or agent of any Affiliate of an employee or officer of the Company.

“Joinder Agreement” means a Joinder Agreement in the form attached hereto as Exhibit B hereto.

“New Securities” shall mean (A) any Common Shares, whether now authorized or not, (B) any rights, options, or warrants to purchase any Common Shares, or any other agreement of any type whatsoever that are, or may become, convertible into any Common Shares, and (C) any Securities of any type whatsoever that are, or may become, convertible into Common Shares, which are issued or granted subsequent to the date hereof; provided, however, that “New Securities” shall not include any of the following Securities (or options to acquire such Securities): (i) Securities issued pursuant to a Stock Option Plan or any plan for equity compensation and incentives for employees, consultants and directors which the Board in good faith hereafter adopts; (ii) Securities issued in the Third Round Offering or any private placement of Senior Equity Securities of the Company primarily to institutional or professional private equity firms or upon conversion of Securities issued in the Third Round Offering or such private placement; (iii) Securities issued in any Strategic Issuance or upon conversion of Securities issued in any other Strategic Issuance; (iv) Securities sold to the public in a public offering registered under the Securities Act; (v) Securities issued pursuant to the acquisition by the Company of or the procurement by the Company of the right to acquire another Person, by merger, purchase of all or substantially all of the assets of such other Person or by other reorganization whereby the Company ends up owning or will have the right to acquire, directly or indirectly, more than 50% of the voting power of such other Person; (vi) Securities issued in connection with a stock split or stock dividend; or (vii) Securities issued in exchange for or upon the conversion of Securities or debt instruments either outstanding as of the date hereof or hereafter issued in accordance with the terms of this Agreement, whether or not New Securities.

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“Non-Controlling Investor” means each Investor who is not a member of the Controlling Investors’ Group.

“Permitted Transferees” shall have the meaning set forth in Section 2.2 below.

“Person” shall mean a natural person, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Pro rata” means (as among a specified group of Investors) in proportion to the number of Common Shares owned or deemed owned by such Investors, except as expressly provided otherwise elsewhere in this Agreement.

“Qualified Public Offering” means the sale of Common Shares to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering after which there is an active trading market in such shares (it being understood that such an active trading market shall be deemed to exist if; among other things, such shares are listed on a national securities exchange or quoted on the NASDAQ National Market).

“Restricted Securities” means the Common Shares now owned or hereafter acquired by (or deemed to be owned or hereafter acquired by) an Investor, other than Common Shares issued to an Investor (or deemed to be owned by an Investor) in connection with the exercise of options granted under any Stock Option Plan.

“Securities” means: (i) Common Shares; (ii) other shares of capital stock of the Company; (iii) any securities of any type whatsoever or debt instruments that are, or may become, convertible into any such capital stock; (iv) any rights, options, or warrants to purchase any such capital stock, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such capital stock; and (v) any securities received in an Approved Sale from the acquiring or surviving issuer in exchange for any of the securities listed in clauses (i), (ii), (iii), and (iv) and which are either equity securities or convertible into equity securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Equity Securities” means (i) shares of any series of preferred stock of the Company other than Series B Shares and (ii) any other securities of the Company convertible into shares of any series of preferred stock of the Company other than Series B Shares.

“Stock Option Plan” means any stock option plan for the benefit of the Company’s employees, officers, directors and independent contractors approved by the Board.

“Strategic Issuance” shall mean an issuance of Securities: (i) in connection with a “corporate partnering” transaction or a “strategic alliance” (as determined by the Board in good faith); (ii) in connection with any financing transaction in respect of which the Company is a borrower; or (iii) to a vendor, lender, or customer of the Company, or a research, manufacturing or other commercial collaborator of the Company, in a transaction approved by the Board, provided in any case, that such issuance is not being made primarily for the purpose of avoiding compliance with this Agreement.

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“Third Round Investors” means those Persons who purchased Units in the Third Round Offering who shall be listed on Schedule I, which shall be appended hereto following the completion of the Third Round Offering, as determined by the Board.

“Voting Securities” means any Securities as to which the holders thereof have a right to vote or consent with respect to any matter submitted for approval by the vote of all such holders’ Voting Securities.

ARTICLE II
RESTRICTIONS ON TRANSFER OF NON—CONTROLLING INVESTORS’ RESTRICTED SECURITIES

2.1  Disposition of Securities. In no event shall a Non-Controlling Investor make a Disposition of his, her or its Restricted Securities to a Competitor of the Company. Prior to the fourth (4th) anniversary of the date a Non-Controlling Investor acquired any Restricted Securities, such Non-Controlling Investor shall make no Disposition of such Restricted Securities, except:

(a)  as permitted by Section 2.2 hereof (pertaining to certain Permitted Transfers); or

(b)  as permitted by Section 4.2 hereof (pertaining to certain Tag-Along Rights); or

(c)  as permitted by Section 4.3 hereof (pertaining to certain Piggyback Registration Rights); or

(d)  as permitted by Section 5.1 hereof (pertaining to an Approved Sale of the Company).

2.2  Permitted Transfers. Notwithstanding any other provision of this Agreement, each of the Non-Controlling Investors may effect a Disposition of Restricted Securities without complying with any restrictions that would otherwise be applicable pursuant hereto, as follows:

(a)  in a public offering of Securities registered under the Securities Act (it being expressly acknowledged by the Parties that the Company has no obligation to effect any such registration);

(b)  to the Company pursuant to any employment, consulting, option or restricted stock agreement; or

(c)  to another Investor, with the consent of the Company, which consent shall not be unreasonably withheld; or

(d)  to a Permitted Transferee (as defined below) who agrees in writing to be a Party to this Agreement and to be bound by all of the terms, conditions and provisions hereof as if such Permitted Transferee were the Investor who transferred Restricted Securities to such Permitted Transferee, PROVIDED THAT the Company is notified in writing of the proposed Disposition at least ten (10) days prior to the effective date of the intended Disposition and receives on or before the date of the Disposition duplicate executed copies of an adoption agreement in the form of Exhibit A attached hereto and by this reference made a part hereof (the “Adoption Agreement”). For purposes of this Agreement, “Permitted Transferee” means and includes, with regard to a transferor who is a natural person, such transferor’s, spouse, lineal descendants, parents, siblings, adoptive children and lineal descendants of adoptive children, such transferor’s personal representative upon his or her death or incompetence and any trust for the benefit of such transferor or such transferor’s spouse, lineal descendants, parents, siblings, adoptive children and lineal descendants of adoptive children, and, with regard to a transferor which is not a natural person, such transferor’s Affiliates.

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ARTICLE III
VOTING PROVISIONS

3.1  Voting Provisions. During the term of this Agreement fixed by the provisions of Article VI hereof, each Investor hereby agrees to vote all of his, her or its Voting Securities and all other Voting Securities over which such Investor may have voting control, and shall take all other necessary or desirable actions within such Investor’s control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including without limitation, attendance at meetings in person or by proxy for the purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company covenants that it will take all necessary and desirable actions within its control (including, without limitation, calling special stockholder and board meetings) so that:

(a)  The authorized number of directors on the Board shall be five (5) directors, provided that the authorized number of directors on the Board may, at the election of the Board, be increased to seven (7) directors. The Investors shall take all action necessary to elect the members of the Board in accordance with the terms of this Agreement within six (6) months following the completion of the Third Round.

(b)   If the authorized number of directors on the Board is five (5), the following individuals shall be elected to the Board:

(i)  the number of representatives designated by Emalfarb or, in the event of Emalfarb’s death or incompetency, by the holders of at least a majority of the Controlling Investors’ Group Shares (the “Controlling Investors’ Designees”) fixed in this clause (b)(i): (A) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 35% of the outstanding Voting Securities on a primary basis, three (3) Controlling Investors’ Designees; (B) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, but not more than 35% of the outstanding Voting Securities on a primary basis, two (2) Controlling Investors’ Designees; (C) for so long as the Controlling Investors’ Group owns, in the aggregate, 25% or less of the outstanding Voting Securities on a primary basis but more than 10% of the outstanding Voting Securities on a primary basis, one (1) Controlling Investors’ Designee; provided in all cases provided for above that, unless he is mentally or physically unable to serve, Emalfarb shall always serve as a Controlling Investors’ Designee.

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(ii)  One (1) representative designated by the holders of a majority of the outstanding Common Shares held by all Third Round Investors on a primary basis (the “Third Round Investors’ Representative”), subject, for so long as the Controlling Investors’ Group holds, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, to Emalfarb’s approval or, in the event of Emalfarb’s death or incompetency, the approval of the holders of at least a majority of the Controlling Investors’ Group Shares.

(iii)  For so long as the Controlling Investors’ Group owns, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, an Independent Director nominated by Emalfarb, or, in the event of Emalfarb’s death or incompetency, the holders of at least a majority of the Controlling Investors’ Group Shares, subject to the approval of the Board, which Board approval shall, in any case, not be unreasonably withheld or delayed.

(c)  If the authorized number of directors on the Board is seven (7), the following individuals shall be elected to the Board:

(i)  the number of Controlling Investors’ Designees designated by Emalfarb or, in the event of Emalfarb’s death or incompetency, by the holders of at least a majority of the Controlling Investors’ Group Shares (the “Controlling Investors’ Designees”) fixed in this clause (c)(i): (A) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 35% of the outstanding Voting Securities on a primary basis, four (4) Controlling Investors’ Designees; (B) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, but not more than 35% of the outstanding Voting Securities on a primary basis, three (3) Controlling Investors’ Designees; (C) for so long as the Controlling Investors’ Group owns, in the aggregate, 25% or less of the outstanding Voting Securities on a primary basis but more than 10% of the outstanding Voting Securities on a primary basis, one (1) Controlling Investors’ Designee; provided in all cases provided for above that, unless he is mentally or physically unable to serve, Emalfarb shall always serve as a Controlling Investors’ Designee.

(ii)  One (1) Third Round Investors’ Designee, subject, for so long as the Controlling Investors’ Group holds, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, to Emalfarb’s approval or, in the event of Emalfarb’s death or incompetency, the approval of the holders of at least a majority of the Controlling Investors’ Group Shares.

(iii)   (A) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 35% of the outstanding Voting Securities on a primary basis, two (2) Independent Directors nominated by Emalfarb, or, in the event of Emalfarb’s death or incompetency, the holders of at least a majority of the Controlling Investors’ Group Shares, subject to the approval of the Board, which Board approval shall, in any case, not be unreasonably withheld or delayed, or (B) for so long as the Controlling Investors’ Group owns, in the aggregate, more than 25% of the outstanding Voting Securities on a primary basis, but not more than 35% of the outstanding Voting Securities on a primary basis, one (1) Independent Director nominated by Emalfarb, or, in the event of Emalfarb’s death or incompetency, the holders of at least a majority of the Controlling Investors’ Group Shares, subject to the approval of the Board, which Board approval shall, in any case, not be unreasonably withheld or delayed,

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(d)  The removal from the Board (with or without cause) of any representative designated pursuant to Section 3.1(b) or (c) shall be only upon the written request of the person or persons originally entitled to designate such representative pursuant to Section 3.1(b) or (c), as applicable.

(e)  In the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such Representative pursuant to the provisions of Section 3.1(b) or (c), as applicable.

(f)  If any Party fails to designate a representative to fill a directorship pursuant to the terms of Section 3.1(b) or (c), as applicable, the election of a person to such directorship shall be accomplished in accordance with the Company’s by-laws and applicable law.

(g)  The Company shall indemnify all of the members of the Board to the greatest extent permitted under applicable law, including without limitation, through the Company’s obtaining and maintaining an appropriate directors’ and officers’ liability insurance policy. The indemnification provided to the members of the Board under this Section 3.1(g) shall be in addition to, and not in lieu of, any other of the Company’s obligations to indemnify the members of the Board.

(h)  The Company shall reimburse each member of the Board for his or her reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof and in connection with attendance at any board or committee meetings of any subsidiaries of the Company. The Company may, but shall not be obligated to, compensate any member of the Board for his or her time expended in connection with attendance at such meetings.

(i)  If the Board determines that it is in the best interests of the Company to be a Delaware corporation, the Company shall be reincorporated in the State of Delaware.

(j)  The Articles of Incorporation and the bylaws of the Company shall be amended and restated as soon as practicable following the First Closing to reflect the Redemption, the Automatic Conversion, the resulting change in the authorized capital of the Company and, as necessary, the terms of this Agreement.

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ARTICLE IV
CERTAIN RIGHTS OF INVESTORS

4.1  Investors’ Right of First Offer of New Securities. During the term of this Agreement, in the event the Company proposes to undertake an issuance of New Securities, the Investors shall have the right of first offer to purchase their pro rata share (as among all Investors) of all (or any part), of any New Securities which the Company may, from time to time, propose to sell and issue. Each Investor shall have rights of over-allotment such that, if any Investor fails to exercise his, her or its rights hereunder to purchase his, her or its pro rata portion of any New Securities, the other Investors may purchase the non-purchasing Investor’s portion on a pro rata basis (as among all Investors) within ten (10) days from the date on which they receive written notice that such non-purchasing Investor has failed to exercise his, her or its right hereunder to purchase his, her or its pro rata share of any New Securities.

 (a)  In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention to do so, describing the New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase such Investor’s pro rata share (as among all Investors) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

 (b)  In the event an Investor fails to exercise such right of first offer within said twenty (20) day period and after the expiration of the ten (10) day period for the exercise of over-allotment rights pursuant to the first paragraph of this Section 4.1 above, the Company shall have 180 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 180 days from the date of said agreement) to sell the New Securities as to which the Investors’ rights were not exercised, at a price and upon terms no more favorable to the purchasers thereof than those specified in the Company’s notice. In the event the Company has not sold or entered into an agreement to sell such New Securities within said 180 day period beginning after the expiration of the 10 day period for the exercise of over allotment rights pursuant to the first paragraph of this Section 4.1 above (or sold and issued New Securities in accordance with the foregoing within 180 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Third Round Investors in the manner provided in this Section 4.1.

 (c)  The right of first offer granted under this Agreement shall expire upon the first to occur of the following: (i) as to each Investor, when such Investor no longer owns (or is deemed to own) any Restricted Securities, or (ii) the termination of this Agreement pursuant to the provisions of Article VI hereof.

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4.2  Tag-along Rights of Investors.

(a)  Each member of the Controlling Investors’ Group (each, a “Subject Investor”) covenants to the other Investors (collectively, the “Other Investors”) that during the term of this Agreement, such Subject Investor will make no Disposition of any Tag-along Securities (as defined below), except (i) as permitted by Section 2.1 of this Agreement, or (ii) to a transferee who purchases such Tag-along Securities as part of a transaction in which each Other Investor may elect to participate in an amount up to his, her or its Pro rata share (as among all Investors) of the Securities to be purchased and sold, provided that if any Other Investor fails to exercise his, her or its rights hereunder to sell his, her or its Pro rata portion (as among all Investors) of his, her or its Securities, the remaining Other Investors who have timely delivered an Election Notice (as hereinafter defined) (each an “Electing Investor”) may sell the non-selling Other Investor’s portion on a Pro rata basis (as among the Electing Investors) within ten (10) days from the date on which they receive written notice that such non-selling Other Investor has failed to exercise his, her or its right hereunder to sell his, her or its Pro rata share (as among all Investors) of his, her or its Securities; further provided that no Disposition of Restricted Securities shall be made by a Subject Investor (whether such Disposition be of Tag-along Securities or otherwise) except to a transferee who, concurrently with the Disposition of such Restricted Securities, executes and delivers to the Company an Adoption Agreement, substantially in the form attached hereto as Exhibit A, by which such transferee agrees to be bound by the provisions of this Agreement.

(b)  “Tag-along Securities” mean those Restricted Securities of a Subject Investor in excess of fifteen percent (15%) of all Restricted Securities owned by that Subject Investor on the date of this Agreement. (For example, if a Subject Investor owns 1,000,000 Shares on the date hereof and at some date in the future wishes to sell 150,000 Shares, subject to the provisions of Section 2.1 hereof, such Subject Investor may sell the said 150,000 Shares to a purchaser who agrees to be bound by the terms of this Agreement without complying with the provisions of this Section 4.2, because such Shares are not Tag-along Securities. However, if after the date when the said 150,000 Shares were sold, such Subject Investor wishes to dispose of an additional 100,000 Shares, such additional 100,000 Shares would be Tag-along Securities and would be subject to the provisions of this Section 4.2.)

(c)  A Subject Investor shall accept no offer for the sale of any Tag-along Securities without furnishing notices to the Company, and through the Company, to all of the Other Investors, stating the material terms of such offer and making available to the Other Investors the right to participate therein, as hereinbelow set forth. Following a Subject Investor’s receipt of an offer which a Subject Investor wishes to accept, the Subject Investor shall give written notice (the “Tag-along Notice”) to the Company, which will, within ten (10) business days following the date of receipt of such notice (the “Tag-along Notice Date”), send or deliver a copy of the Tag-along Notice to each Other Investor, stating the material terms of the offer. Any Other Investor who wishes to participate in such sale as to his, her or its Pro rata portion of the Tag-along Securities based upon such Other Investor’s ownership of Restricted Securities (the group for Pro rata purposes consisting of the Subject Investor and the Other Investors electing to participate) will give the Company and such selling Subject Investor written notice (“Election Notice”) to such effect within the 30 day period (the “Election Period”) immediately following the Tag-along Notice Date. Promptly following the expiration of the Election Period, the Company shall give written notice to each Electing Investor of the Other Investors who failed to deliver a timely Election Notice during the Election Period.

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4.3  Investors’ Piggyback Registration Rights. The Company agrees that in the event it shall take action to register any of its Securities under the Securities Act at any time hereafter while this Agreement remains in effect (other than in the case of a registration being undertaken for the purpose of registering (1) Securities issued pursuant to a Stock Option Plan (2) Securities issued upon the conversion of any Senior Equity Securities issued by the Company subsequent to the date hereof; (3) Securities issued pursuant to a Strategic Issuance or (4) Securities issued to effect an acquisition described in clause (v) of the definition of New Securities set forth in Article I hereof), it shall give each Investor (together with any other holders of its Securities possessing “piggyback registration rights” comparable to those granted to the Investors hereunder (“Rightsholders”)) written notice of the Company’s intention to take that action (the “Registration Notice”). Each Investor shall, within fifteen (15) days of his, her or its receipt of the Registration Notice from the Company, deliver a written notice to the Company requesting the inclusion in such registration, at the expense of the Company (other than the commission costs of selling all such Securities), of such of the Restricted Securities of such Investor as he/it may elect. The Company shall, subject to the provisions of this Section 4.3, thereupon use its commercially reasonable efforts to effect the registration of such electing Investor’s Restricted Securities to the end that such registration under the Securities Act shall become and remain effective, provided that: (A) each such electing Investor shall have timely executed and delivered the usual and customary agreement among the Company, such Investor and the underwriters relating to the registration; and (B) in no event shall the Company be required to keep up to date or to supplement any prospectus more than nine (9) months after the effective date of the registration statement of which such prospectus is a part. If the registration contemplated by the Registration Notice consists of an underwritten offer and sale by the Company for its own account of Securities to be registered under the Securities Act, and the managing underwriters advise the Company in writing that in their opinion the offering contemplated by the Registration Notice cannot be successfully completed if the Company were to also register all of the “Registrable Shares” (as defined below) requested to be included in such registration by the holders of Registrable Shares, then the Company will include in the registration: (i) first, any Securities the Company proposes to sell as contemplated by the Registration Notice, and (ii) second, that portion of the aggregate number of Shares held by (X) the Investors and (Y) all other Rightsholders (collectively, the “Registrable Shares”), which in the opinion of such managing underwriters can successfully be sold, such number of Registrable Shares to be taken Pro rata from the then holders of the Registrable Shares on the basis of the total number of Registrable Shares then held by each holder thereof, with further like Pro rata allocations among the holders of Registrable Shares in the event that any holder of Registrable Shares has requested registration of less than all of the Registrable Shares then held by such holder.

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4.4  Information Rights of Investors. The Company and the Investors hereby agree as follows:

(a)  The Company shall, upon an Investor’s request, deliver to such Investor annual audited balance sheets of the Company, as at the end of the related fiscal year, and statements of operations and cash flows of the Company, for such fiscal year, within a reasonable period following the end of the related fiscal year or, if later, the time of such request. The financial statements referred to in this subsection (a) shall be prepared in substantial accordance with GAAP, all in reasonable detail and certified by the Company’s then regularly employed independent public accountants.

(b)  Nothing in this Section 4.4 shall limit the Company’s statutory obligations, if any, to provide the Investors information and access to the Company’s books and records.

ARTICLE V
CERTAIN UNDERTAKINGS OF THE INVESTORS

5.1  Approved Sale of the Company. In the event of an Approved Sale, each of the Investors will, with respect to all of their Voting Securities, consent to and raise no objections to the Approved Sale, and:

(a)  if the Approved Sale is structured as a sale of stock, each such Investor will agree to sell all of his, her or its Restricted Securities on the terms and conditions approved by the Board and the holders of a majority of the Voting Securities, provided the proceeds of any such sale shall be allocated among all of the Investors as if such sale were a liquidation of the Company, or

(b)  if the Approved Sale is structured as a merger or consolidation, each such Investor will vote in favor thereof and will, to the extent permitted by applicable law, waive any dissenters’ rights of appraisal he/it may have under applicable law, or

(c)  if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company and a subsequent dissolution and liquidation of the Company, each such Investor will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Company.

In addition, each Investor will take all necessary actions in connection with the consummation of the Approved Sale as are reasonably requested by the Company.

5.2  Pledges. Except for agreements with the Company which do not conflict with the terms of this Agreement, no Non-Controlling Investor shall pledge or otherwise grant a security interest in any Restricted Securities unless the pledgee or grantee of such security interest is otherwise a Permitted Transferee as defined herein who agrees to be bound by this Agreement.

5.3  Confidentiality. Each Investor agrees at all times to hold in confidence and keep secret and inviolate all of the Company’s confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Company which he, she or it may know or hereafter come to know, provided, however, that any Investor may disclose any such information acquired independently of the Company or which has otherwise entered the public domain or which he, she or it is required to disclose to any governmental authority by law or subpoena or judicial process.

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ARTICLE VI
TERM

This Agreement will terminate upon the first to occur of: (i) a Qualified Public Offering; (ii) the first (1st) anniversary of the date the Company became a “Reporting Company” as defined by the Exchange Act; or (iii) the tenth (10th) year anniversary of the date of this Agreement.

ARTICLE VII
AMENDMENT

7.1  Adoption by Subscription Agreement, Adoption Agreement or Joinder Agreement. Any Third Round Investor executing and delivering a Subscription Agreement to the Company which is accepted by the Company shall immediately thereupon automatically become a Party to this Agreement and a Third Round Investor hereunder. All Adoption Agreements executed and delivered to the Company by Permitted Transferees or any other permitted transferee, successor or assign of the Parties hereto shall constitute and be respected as effective Amendments to this Agreement. All Joinder Agreements executed and delivered to the Company by any Existing Common Stockholders shall constitute and be respected as effective Amendments to this Agreement.

7.2  Amendments and Waivers. In all other cases, the provisions of this Agreement may be amended only upon the written agreement of (i) the Company, (ii) the members of the Controlling Investors’ Group holding more than 50%, in the aggregate, of the outstanding Controlling Investors’ Group Shares, and (iii) the Non-Controlling Investors holding more than 50%, in the aggregate, of the outstanding Common Shares held by the Non-Controlling Investors, in which case such amendment shall be effective as to all Investors. Any waiver of rights hereunder shall be effective only if made in writing and no failure to enforce any provision of this Agreement shall, in the absence of an express written waiver, be construed as a waiver of such provision.

ARTICLE VIII
MISCELLANEOUS

8.1  Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument. Any holder of Common Shares who does not execute this Agreement will become a Party hereto by executing an Adoption Agreement in the case of Permitted Transferees of Parties to this Agreement.

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8.2  Legend.

 (a)  The Company will cause each certificate or other instrument representing Restricted Securities to be stamped or otherwise imprinted, throughout the term of this Agreement, with a legend in substantially the following form:

“Any sale, transfer or encumbrance of the shares of stock represented by this certificate is subject to and restricted by an Investors’ Rights Agreement dated as of March 24, 2004, among the Company and certain of its stockholders, including the holder of this certificate (the “Agreement”). A copy of the Agreement is on file in the office of the Company. The Agreement provides, among other things, for certain restrictions upon transfer of the shares of stock evidenced by this certificate. By accepting the shares of stock evidenced by this certificate, the holder agrees to be bound by all the terms and conditions of the Agreement.”

  (b)  Each Existing Common Stockholder who becomes a Party shall deliver the original stock certificate(s) evidencing all Common Shares held by such stockholder to the Company so that the Company may (i) stamp or otherwise imprint the legend provided in Section 8.1(a) above on such certificate(s) and (ii) reasonably promptly return such certificate(s) to such stockholder after the legend has been stamped or otherwise imprinted thereon.

8.3  Remedies. Each of the Parties to this Agreement will be entitled to enforce his, her or its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in such Party’s favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of posting bond) in order to enforce or prevent any violations of the provisions of this Agreement.

8.4  Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, five (5) days after mailing, if mailed, or one business day after timely delivery to the overnight courier service, if delivered by overnight courier service. Notices shall be sent:

(a)  if to the Investors, to the addresses set forth on the stock record books of the Company; and

(b)  if to the Company, to Dyadic International, Inc., 140 Intercoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-5094, Attention: Chief Executive Officer; with a copy to Jenkens & Gilchrist, 225 West Washington, Suite 2600, Chicago, Illinois 60606, Attention: Robert I. Schwimmer, Esq.

8.5  Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of or bind holders of the Restricted Securities owned (or deemed to be owned) on the date hereof by the Investors are also for the benefit of or bind any subsequent holder of such Restricted Securities.

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8.6  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.7  Governing Law. This Agreement shall be governed by the laws of the State of Florida, without reference to its choice of law or conflict of laws provisions.

8.8  VENUE, JURISDICTION, ETC. EACH INVESTOR HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT BY SUCH INVESTOR SHALL BE BROUGHT AND ENFORCED IN FEDERAL AND STATE COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA, AND EACH INVESTOR HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURT. EACH INVESTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT SUCH INVESTOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF THE COMPANY TO BRING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER APPROPRIATE JURISDICTION. EACH INVESTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY THAT SUCH INVESTOR MAY HAVE CONCERNING ANY MATTER RELATING TO THIS AGREEMENT.

8.9  Headings. The Article and Section headings of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

8.10  Entire Agreement. This Agreement (including the documents referred to herein) constitutes the complete agreement and understanding among the Parties, and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, provided, however, that the Company and certain Investors may be parties to employment agreements or consulting agreements (individually, a “Service Agreement”), and the Company and each Third Round Investor is a party to a Subscription Agreement. Nothing in this Agreement shall be construed to limit or affect in any manner or to any extent the restrictions or prohibitions that are applicable to an Investor under his/her Service Agreement, or to a Third Round Investor under his, her or its Subscription Agreement. Similarly, nothing in a Service Agreement or a Third Round Investor’s Subscription Agreement, respectively, shall be construed to limit or affect in any manner or to any extent the restrictions or prohibitions that are applicable to that Investor or that Third Round Investor, respectively, under this Agreement.

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8.11  Reimbursement of Fees. If any action, including, without limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action, if not the party that initiated such action, shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’, accountants’, and other experts’ fees by the party that initiated such action.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

DYADIC INTERNATIONAL, INC., a
Florida corporation

By: /s/ Mark A. Emalfarb

Its: President

Mark A. Emalfarb Trust U/A/D
October 1, 1987

By: /s/ Mark A. Emalfarb Mark A. Emalfarb, Trustee	/s/ Robert I. Schwimmer Robert I. Schwimmer

Francisco Trust U/A/D February 28, 1996

By: /s/ Robert S. Levin
           Robert S. Levin, Trustee

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SCHEDULE I

LIST OF THIRD ROUND INVESTORS

Name of Third Round Investor	Number Common Shares

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EXHIBIT A

ADOPTION AGREEMENT

 THIS ADOPTION AGREEMENT (this “Agreement”) is made effective as of _________________, 200_ by and among DYADIC INTERNATIONAL, INC., a Florida corporation (the “Company”), certain stockholders of the Company (the “Old Investors”) who, together with the Company, are parties to that certain Investors’ Rights Agreement dated March 24, 2004 (as amended, restated or otherwise modified, the “Investors’ Rights Agreement”), a copy of which is attached hereto as Exhibit 1, and [insert name of new investor] (the “New Investor”). Except as expressly provided otherwise herein, capitalized terms shall have the meaning assigned them in the Investors’ Rights Agreement.

R E C I T A L S

 The New Investor is the transferee of [insert number of Restricted Securities] (the “Subject Securities”) which were transferred to the New Investor by [insert name of transferring stockholder] (in that capacity, the “Transferor”). It is a condition precedent to the effectiveness of the said transfer of the Subject Securities to the New Investor by the Transferor that the New Investor execute and deliver this Adoption Agreement to the Company and thereby become a Party to the Investors’ Right Agreement.

AGREEMENT

 NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and promises herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the Parties have agreed as follows:

 1.  Adoption of Investors’ Rights Agreement. In partial consideration for the transfer of the Subject Securities to the New Investor by the Transferor, the New Investor, by his, her or its execution and delivery of this Adoption Agreement to the Company on the date hereof, does hereby adopt the Investors’ Rights Agreement and become a Party thereto, with the same force and effect as to each of the Parties thereunder as would be the case had the New Investor been an Old Investor on the date the Investors’ Rights Agreement was executed.

 2.  Categorization of Subject Securities. The Parties expressly acknowledge and agree that the Subject Securities received by the New Investor are [Controlling Investors’ Group Shares or Restricted Securities].

 3.  Effective Date. The Effective Date of this Adoption Agreement (and the date the New Investor shall have become a Party to the Investors’ Rights Agreement) shall be the date the Subject Securities are transferred to the New Investor.

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 4.  Representations and Warranties of New Investor. In order to induce the Company and the Old Investors to execute and deliver this Adoption Agreement, the New Investor hereby, represents and warrants to the other Parties that:

  (a)  the New Investor has acquired the Subject Securities for investment purposes only, and not with a view towards the distribution or sale of same; and

  (b)  the representations and warranties of the New Investor hereunder are in addition to and not in lieu of any representations and warranties of the New Investor made to the Company and/or Transferor set forth in any subscription agreement or other agreement for the purchase or other transfer of the Subject Securities to the New Investor.

 5.  Miscellaneous Provisions. Except as otherwise expressly set forth herein, all of the provisions of the Investors’ Rights Agreement shall apply to and be effective with the parties to this Adoption Agreement.

 IN WITNESS WHEREOF, this Adoption Agreement has been executed by the New Investor and the Company on this day of __________, 200_.

DYADIC INTERNATIONAL, INC.:                                 NEW INVESTOR:

By:_______________________________________________     By:_______________________________________

Its:_______________________________________________      __________________________________________
                                                                                                                    (print name)

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EXHIBIT B

JOINDER AGREEMENT

 THIS JOINDER AGREEMENT (this “Agreement”) is made effective as of _________________, 200_ by and among DYADIC INTERNATIONAL, INC., a Florida corporation (the “Company”), certain stockholders of the Company (the “Old Investors”) who, together with the Company, are parties to that certain Investors’ Rights Agreement dated March 24, 2004 (as amended, restated or otherwise modified, the “Investors’ Rights Agreement”), a copy of which is attached hereto as Exhibit 1, and _____________________________ [insert name of Existing Common Stockholder] (the “Joining Investor”). Except as expressly provided otherwise herein, capitalized terms shall have the meaning assigned them in the Investors’ Rights Agreement.

R E C I T A L S

 The Joining Investor is an Existing Common Stockholder of the Company, and wishes to become a party to the Investors’ Rights Agreement. The Company desires the Joining Investor to become a party to the Investors’ Rights Agreement.

AGREEMENT

 NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and promises herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the Parties have agreed as follows:

 1.  Adoption of Investors’ Rights Agreement. The Joining Investor, by his, her or its execution and delivery of this Joinder Agreement to the Company on the date hereof, does hereby adopt the Investors’ Rights Agreement and become a Party thereto, with the same force and effect as to each of the Parties thereunder as would be the case had the Joining Investor been a Party on the date the Investors’ Rights Agreement was executed.

 2.  Categorization of Subject Securities. The Parties expressly acknowledge and agree that the Subject Securities received by the New Investor are Restricted Securities.

 3.  Effective Date. The Effective Date of this Joinder Agreement (and the date the Joining Investor shall have become a Party to the Investors’ Rights Agreement) shall be the date this Agreement.

 4.  Representations and Warranties of Joining Investor. In order to induce the Company to execute and deliver this Joinder Agreement, the Joining Investor hereby, represents and warrants to the other Parties that:

  (a)  the Joining Investor acquired his, her or its Restricted Securities for investment purposes only, and not with a view towards the distribution or sale of same; and

  (b)  the representations and warranties of the Joining Investor hereunder are in addition to and not in lieu of any representations and warranties of the Joining Investor made to the Company set forth in any subscription agreement executed and delivered by the Joining Investor in connection with his, her or its purchase of Restricted Securities from the Company.

 5.  Miscellaneous Provisions. Except as otherwise expressly set forth herein, all of the provisions of the Investors’ Rights Agreement shall apply to and be effective with the parties to this Joinder Agreement.

 IN WITNESS WHEREOF, this Joinder Agreement has been executed by the New Investor and the Company on this day of __________, 200_.

DYADIC INTERNATIONAL, INC.:                                  JOINING INVESTOR

By:_______________________________________________     By:_______________________________________

Its:_______________________________________________      __________________________________________
                                                                                                                    (print name)

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